                                                                     EXHIBIT 4.3


                                [FORM OF NOTE]


     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.]/1/

     [THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, EXCEPT (A)(I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION (IF AVAILABLE) FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (III) IN A TRANSACTION OUTSIDE OF THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE

UNITED STATES. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE REGISTRAR OR TRANSFER AGENT IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE INDENTURE.]/2/

     [THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD A MINIMUM AGGREGATE BENEFICIAL INTEREST IN THE GLOBAL NOTE OF AT LEAST ONE HUNDRED THOUSAND DOLLARS ($100,000).]/3/

     [THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE REGULATION S RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL NOTE OR IN THE UNRESTRICTED GLOBAL NOTE UNTIL AFTER THE LATER OF THE DATE OF TERMINATION OF THE REGULATION S RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITARY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.]/4/

     [THIS IS ONE OF THE "NOTES" REFERRED TO AND DEFINED IN THAT CERTAIN CONSOLIDATION AND SPLITTING AGREEMENT OF EVEN DATE HEREWITH BETWEEN LOCKPORT L.L.C. AND PAYEE (THE "LOCKPORT CONSOLIDATION AGREEMENT") AND THAT CERTAIN CONSOLIDATION AND SPLITTING AGREEMENT OF EVEN DATE HEREWITH BETWEEN SOONER FASHION MALL L.L.C. AND PAYEE (THE "SOONER CONSOLIDATION AGREEMENT" AND TOGETHER WITH THE LOCKPORT CONSOLIDATION AGREEMENT HEREINAFTER REFERRED TO AS THE "CONSOLIDATION AND SPLITTING AGREEMENTS").]

                        Series [   ]/5/ Fixed Rate Note

No. R-____                                                   [CUSIP No.________]
                                                         U.S.$__________________


     The thirteen entities identified on Exhibit A hereto (herein called the "Issuers"), for value received, hereby promise to pay in lawful currency of the United States of America to _____________/6/, or registered assigns, the principal sum of ______________ Million Dollars (U.S.$____,000,000) as provided in the Indenture, and to pay interest thereon in arrears on the 15th day of each month, commencing December 15, 1997 (each an "Interest Payment Date"), from the date hereof until the principal hereof is paid or made available for payment, provided, however, that if any Interest Payment Date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day, without additional interest. The interest payable on this Note for the period from the date of issuance to, but not including, the Maturity Date shall be [ ]%/7/ per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifth (5th) Business Day next preceding such Interest Payment Date. Interest shall be calculated on the basis of twelve 30-day Interest Periods (as defined in the Indenture). If, for any reason, interest on any Note is not paid on or prior to the Interest Payment Date on which such interest is due, or the principal of any Note is not repaid on or prior the Maturity Date applicable to such Note, the Issuers will be required to pay Default Interest as set forth in Section 3.11(b) of the Indenture. Upon default by the Issuers, in the payment of interest on principal on the Notes, such interest and Default Interest payable in connection therewith shall forthwith cease to be payable to the Holder on such Regular Record Date, and Default Interest will instead be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Default Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than five (5) Business Days prior to such Special Record Date, all as more fully provided in the Indenture. Payment of the principal of this Note will be payable against surrender thereof at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, the City of New York, by wire or by check mailed on or before the due date for such payment to the Person entitled thereto at such Person's address appearing on the Register or to such other address as the registered Holder shall provide in writing at the time of such surrender. All capitalized terms used but not defined herein shall have the meanings specified in the Indenture.

     If an Event of Default specified in Section 5.1(4) or 5.1(5) of the Indenture occurs and is continuing, the amounts specified in the next sentence shall automatically become and be due and payable immediately without any action whatsoever on the part of the Trustee, the Servicer or the Holders. If an Event of Default specified in Section 5.1(1), 5.1(2), 5.1(3) or 5.1(6) (other than an Event of Default which arises thereunder solely by virtue of the occurrence of an Event of Default arising under Section 5.1(4) or Section 5.5(5) of the Indenture) of the Indenture occurs and is continuing, then in every such case the Trustee may and at the direction of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes shall, by a notice in writing to the Issuers and the Servicer, declare the sum of (i) the principal amount of this Note and (ii) any other amounts, including, but not limited to accrued interest, Additional Amounts, if any, and Make-Whole Payments, if any, payable to the Holder under this Note, to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amounts shall become immediately due and payable.

     This Note is one of a duly authorized issue of securities of the Issuers (herein called the "Notes") designated as specified in the title hereof, issued and to be issued in accordance with the Indenture and Servicing Agreement, dated as of November 25, 1997 (herein called the "Indenture"), among the Issuers, LaSalle National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Midland Loan Services, L.P., as Servicer, copies of which Indenture are on file and available for inspection at the corporate trust office of the Trustee in Chicago, Illinois. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee, the Principal Paying Agent and the Holders of the Notes.

     The Holder of this Note may receive payment in respect of principal and interest only as provided in the Indenture.

     This Note is subject to mandatory redemption, in whole or in part, on any Interest Payment Date (i) upon certain events of casualty or condemnation with respect to the Mortgaged Properties, (ii) at the option of the Trustee upon a change in laws governing taxation of any Mortgage, and (iii) upon the determination that the rate of interest on this Note is usurious under applicable law. The Redemption Price of this Note under such circumstances shall be equal to 100% of the principal amount, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, but without any Make-Whole Payment of penalty. This Note is also redeemable, at the option of the Issuers, on any Interest Payment Date, (i) in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date and Make-Whole Payment, if any, and (ii) in whole if held by a United States Alien upon an amendment to or change in the laws of the United States or a political subdivision thereof resulting in the Issuers becoming obligated, pursuant to the

Indenture, to pay Additional Amounts at a Redemption Price equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, but without any Make-Whole Payment or penalty.

     Notice of redemption of any Notes will be given no later than fifteen (15) days prior to the proposed Redemption Date for such Notes. Such notice shall specify, among other things, the Redemption Date, the Redemption Price and (if less than all Notes are to be redeemed) the principal amount of the Notes to be redeemed.

     In the event that this Note is redeemed in part only, a New Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     As more fully described in the Indenture and the Mortgage, this Note is secured by the Collateral. The Indenture constitutes a security agreement under the Uniform Commercial Code as in effect in each state where property which is a part of the Collateral is located and the Payment Account, the Holdover Account and any other similar account established by the Trustee or the Servicer in furtherance of its rights or responsibilities under this Indenture or any other Security Document are located. Upon the occurrence of any Event of Default, the Trustee shall have all rights and remedies in respect of the Collateral of a secured party on default under the Uniform Commercial Code to enforce the assignments and security interests contained in the Indenture and the Mortgage and under applicable law.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof or the modification of the rights and obligations of the Issuers and the rights of the Holders of the Notes under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consents or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in the Indenture and subject to the limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the Borough of

Manhattan, the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more New Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     This Note may not be exchanged for Notes in bearer form. The Notes issued are issuable only in registered form without coupons in authorized denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     Prior to due presentation of this Note for registration of transfer, the Issuers, the Trustee and any agent of any Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof, for all purposes, whether or not this Note be overdue, and neither any Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The agreements contained herein shall remain in full force and effect notwithstanding any changes in the shareholders or other equity owners of, or the officers and directors relating to, any Issuer, and the term "Issuers" as used herein, shall include any alternate or successor Person, but any predecessor Person shall not be relieved of any liability hereunder except as provided in Article XIV of the Indenture.

     The Issuers and all others who may become liable for the payment of all or any part of the amounts due under this Note do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest and non-payment and all other notices of any kind, except those expressly required under the Indenture and the other Security Documents. No notice to or demand on any Issuer or any other Person shall be deemed to be a waiver of the obligation of any Issuer or the right of the Trustee, on behalf of the Holders, to take further action without notice or demand as permitted in this Note, the Indenture and the other Security Documents.

     It is not intended that, and none of the terms and conditions of the Indenture, the Mortgage or the other Security Documents shall ever be construed to create a contract whereby, any Issuer or any guarantor, endorser or other party now or hereafter becoming liable for payment of this Note shall be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law. If the Notes, the Mortgage or any other Security Document would otherwise be usurious under applicable law, the terms of Article 48 of the Mortgage shall govern.

     The representations, undertakings, covenants and agreements of the Issuers contained in the Indenture are those of the Issuers only and not of the Trustee and the Trustee will have no liability with respect thereto.

     As provided in Section 1.14 of the Indenture, this Note is a non-recourse obligation of the Issuers payable only from and secured only by the Collateral.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           [The remainder of this page was intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed.

Dated:
       --------- ---,  -----

                                        SIGNATURE BLOCKS FOR ISSUERS TO
                                        COME

                                        By:
                                            ---------------------------
                                            Name:
                                            Title:

                                        This Note is one of the Notes referred
                                        to in the above-mentioned Indenture.


                                        LaSalle National Bank, as Trustee


                                        By:
                                            ---------------------------
                                            Name:
                                            Title:

/1/  Insert if the Note is a Global Note.

/2/  Insert if the Note is a Restricted Note.

/3/  Intentionally deleted.

/4/  Insert if the Note is a Regulation S Temporary Global Note.

/5/ Insert the applicable letter and number designation for the Series of which this note is a part.

/6/  Insert "Cede & Co." if the Note is a Global Note.

/7/ Insert the interest rate applicable to the Series of which this Note is a part.

           Repayments of Principal, Make-Whole Payments, if any, and
                         Transfers Affecting the Note
           (Initial Principal Balance on ________ __, ____: $_____)

==============================================================================================================
Amount of Repayment or
 Transfer To or From     Amount of Make-Whole   Date of Repayment or   Balance After Repayment   Notation Made
     Another Note          Payment, if any            Transfer               or Transfer              By:
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

==============================================================================================================